SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01 Press Release

Item 5. Other Events

     On October 1, 2002, NRG Energy, Inc. (NRG), a wholly owned subsidiary of Xcel Energy Inc., announced the end of the fifteen-day grace period for payment of $47 million in combined principal and interest payments on the NRG South Central LLC (a wholly owned subsidiary of NRG) 8.962 percent, series A-1 senior secured bonds due 2016 and 9.479 percent series B-1 senior secured bonds due 2024. As previously announced, NRG South Central LLC did not make the payments when due on September 16, 2002. For more information see the full press release included in this Form 8-K as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Press Release Regarding NRG Energy, Inc South Central Generating LLC Bond Payment Update, dated October 1, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ RICHARD C. KELLY Richard C. Kelly Vice President and Chief Financial Officer

October 2, 2002

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